INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Capitol Federal Financial on Form S-8 of our report dated October 28, 1999 incorporated by reference in the Annual Report on Form 10-K of Capitol Federal Financial for the year ended September 30, 1999.


/s/ Deloitte & Touche LLP


Kansas City, Missouri
April 24, 2000